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                                                                   Exhibit 10.4

                             MANAGEMENT AGREEMENT

     This Management Agreement (the "Agreement") is made and entered into as of November 1, 1997, by and among Cross-Continent Auto Retailers, Inc., a Delaware corporation, ("C-Car"), JRJ Investments, Inc., a Nevada corporation (the "Company"), and the Chaisson Family Trust R-501, u/a/d October 23, 1985, the sole stockholder of the Company (the "Seller").

                                   RECITALS

     A. The Company owns and operates a new automobile dealership known as "Chaisson Motor Cars", located at 2333 South Decatur Boulevard, Las Vegas, Nevada, and a new automobile dealership known as "Chaisson BMW", located at 261 Auto Mall Drive, Henderson, Nevada, hereinafter individually referred to as a "Dealership" and collectively as the "Dealerships."

     B. C-Car, the Company and the Seller have entered into that certain Amended and Restated Stock Purchase Agreement, dated as of November 1, 1997 (the "Purchase Agreement"). The Purchase Agreement provides for, subject to the conditions stated therein, the sale by the Seller and the purchase by C-Car of all of the issued and outstanding capital stock of the Company. The Purchase Agreement further provides that at any time, at the discretion of the Company, prior to the Closing (as defined in the Purchase Agreement), the Company intends to distribute to the Seller certain assets of the Company relating to the sale and servicing of new Jaguar automobiles (such assets are described and defined in paragraph 20(d) of the Purchase Agreement as the "Jaguar Assets").

     C. Pending the satisfaction of certain conditions precedent to the Closing, the Seller and the Company desire that C-Car manage the Dealerships, and C-Car desires to manage the Dealerships, including, for such time as the Company continues to own the Jaguar Assets, for the consideration and upon the terms and conditions set forth in this Agreement.

                                   AGREEMENT

     In consideration of the mutual agreements set forth in this Agreement, C-Car, the Company and the Seller agree as follows:

     1.   MANAGEMENT OF THE DEALERSHIPS.   The Seller and the Company hereby
engage C-Car as an independent contractor to manage the Dealerships. C-Car shall assume management responsibilities of the Dealerships effective November 1, 1997 (the "Effective Date"). Subject to paragraph 3 of this Agreement, C-Car shall be responsible for: (a) managing and supervising the daily operations of the Dealerships, and (b) making all management and operating decisions, including without limitation, decisions concerning sales practices and inventory management.

     2. TERM. The term of this Agreement shall begin on the Effective Date and shall terminate on January 5, 1998, unless the Purchase Agreement is earlier terminated in which case this

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Agreement shall terminate at the same time as the Purchase Agreement (the
"Termination Date").

     3. CONDUCT OF THE BUSINESS OF THE DEALERSHIPS. During the term of this Agreement, C-Car shall manage the Dealerships in such manner as to conduct their operations according to the ordinary and usual course of business reasonably consistent with past and current practices, to maintain and preserve their business organization, assets and properties, and vendor and supplier relationships, and to retain the services of their employees, agents, and independent contractors, and shall not, without the prior written consent of Seller, cause the Dealerships to engage in any practice, take any action, or enter into any transaction outside of the ordinary course of business. Without limiting the generality of the foregoing, C-Car shall not cause the Dealerships, without the prior written consent of the Seller, from directly or indirectly taking any actions that would result in any of the representations and warranties set forth in subparagraph 7(o) of the Purchase Agreement to be untrue as of the Termination Date.

     4. MANAGEMENT FEE. As consideration for C-Car managing the Dealerships during the term of this Agreement, the Company shall pay C-Car a fee in cash (the "Management Fee") in an amount equal to the monthly net income, before depreciation, amortization, income taxes and other non-cash charges, resulting from the business and operations of the Dealership. Notwithstanding anything contained in the Agreement to the contrary: (i) any income, costs or expenses that are not directly related to the operation of the Dealerships, (ii) any deferred income, costs or expenses of operating the Dealerships that were earned, accrued or incurred prior to the Effective Date that were not included in the calculation of Net Worth Adjustments (as defined in the Purchase Agreement), (iii) the net proceeds from the sale of any Used Vehicle (as defined in the Purchase Agreement) that is omitted from Net Worth as of the Deposit Date (as defined in the Purchase Agreement), and
(iv) any income, costs or expenses of operating the Dealerships that are accrued or incurred after the Termination Date, shall be excluded from the calculation of the Management Fee. The Management Fee for any partial month shall be prorated. The Company shall pay C-Car the Management Fee for each month or partial month during the term of this Agreement within fifteen (15) days after the end of such month or partial month.

     5. CONSULTING FEE. C-Car shall pay to Seller a monthly consulting fee in the amount of $20,000 (the "Consulting Fee"). In addition, C-Car shall allow the Company to continue James J. Chaisson, Sr., and his eligible dependents, on the Company's medical and health insurance policy. In consideration of the payment of the Consulting Fee, the Seller shall cause James J. Chaisson, Sr. to make himself available at reasonable intervals and for reasonable periods of time to assist, if requested, C-Car in the performance of its duties hereunder. The consulting Fee shall be payable by C-Car until the earlier of (i) the Company's distribution of the Jaguar Assets to Seller, or Seller's designee (the "Distribution Date"), or (ii) the Termination Date. The Consulting Fee for any partial month shall be prorated. C-Car shall pay Seller the Consulting Fee for each month, or partial month, up to the Distribution Date or the Termination Date within fifteen (15) days after the end of such month or partial month.

     6. JAGUAR ASSETS. C-Car agrees that: (i) at the discretion of the Company, the Company

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has the absolute right, at any time, to distribute  the Jaguar Assets to the
Seller, or Seller's designee, and (ii) if the Distribution Date occurs prior to the Termination Date, it will fully cooperate with the Seller and the Company in allowing the Jaguar Assets to be inventoried and distributed. The
Seller: (y) acknowledges that it has received $200,000 from C-Car as a deposit for C-Car's performance of its obligations to fully cooperate with the Seller and the Company in allowing the Jaguar Assets to be inventoried and distributed (the "Jaguar Deposit") and (z) covenants and agrees that it will repay, on the Distribution Date, to C-Car such portion of the Jaguar Deposit, but not in excess of the Jaguar Deposit, that equals the Jaguar Parts (as defined in subparagraph 20(d) of the Purchase Agreement), (that are in returnable condition, undamaged, still in the original, resalable merchandising package, in unbroken lots, listed for sale in the then current dealer parts and accessories price schedule of Jaguar Cars or other supplier, and were purchased directly from Jaguar Cars or other reliable suppliers) owned by the Company at the close of business of the Dealerships on the business day preceding the Distribution Date. The value of the Jaguar Parts shall be determined in the manner provided in subparagraph 12(c)(iii) of the Purchase Agreement. With respect to the New Jaguar Automobiles purchased by the Company between the Effective Date and the Distribution Date, Seller further covenants and agrees that on the Distribution Date, Seller will: (A) pay to C-Car an amount equal to performed PDI at the Company's cost (excluding any internal profit), options added at the Company's cost (excluding any internal profit), and any freight and handling charges paid by the Company ("Add Ons"), LESS any factory holdback rebate and any other factory rebate or incentive, advertising credits and interest credits which the Company may have received prior to the Distribution Date ("Deductions") and (B) either pay in full or, with the consent of the lien holder(s) and the release of the Company therefrom, assume the Company's floor plan liability secured by liens on such New Jaguar Automobiles. If the Deductions exceed the Add-Ons, Seller may deduct the amount thereof from the amount of the Jaguar Deposit otherwise payable to C-Car. The Seller shall not be required to pay any amount for the Jaguar Goodwill or the Jaguar Records (each as defined in subparagraph 20(d) of the Purchase Agreement).

     7. LICENSES OF THE DEALERSHIPS. C-Car's management and supervision of the Dealerships shall be conducted utilizing the Company's dealer numbers, dealer licenses and dealer tags; PROVIDED, HOWEVER, that Seller may continue to utilize a reasonable number of dealer tags.

     8. COOPERATION. Each of C-Car, the Company and the Seller mutually agree to cooperate and use their respective reasonable good faith efforts to enable the Dealerships to be managed and operated by C-Car in accordance with the standards set forth in paragraph 3 above.

     9. CORPORATE EXISTENCE OF THE COMPANY. The Company shall maintain its corporate existence in good standing in the State of Nevada.

     10. INDEMNIFICATION BY C-CAR. C-Car shall indemnify, defend and hold the Company and its officers, directors, stockholders, employees, agents and representatives harmless from and against any and all losses, damages, claims, actions, suits, proceedings, liabilities, obligations, costs and expenses, including reasonable attorneys' fees, arising our of, or based upon, any breach of this Agreement, or otherwise caused, by C-Car during the term of this Agreement with respect to the

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operation of the Dealerships.

     11. INDEMNIFICATION BY THE COMPANY. The Seller and the Company shall indemnify, defend, and hold C-Car and its officers, directors, stockholders, employees, agents and representatives harmless from and against any and all losses, damages, claims, actions, suits, proceedings, liabilities, obligations, costs and expenses, including reasonable attorneys' fees, arising out of, or based upon any act, omission, or event occurring: (a) during the term of this Agreement with respect to the operation of the Dealerships if caused by the negligence or willful misconduct of the Seller or the Company, (b) during the term of this Agreement with respect to the Dealerships other than matters related to the operation of the Dealerships,
(c) prior to the Effective Date with respect to the Dealerships, and (d) after the Termination Date with respect to the Dealerships if the transactions contemplated by the Purchase Agreement are not consummated.

     12. AUTHORIZATION AND VALIDITY. Each of the Company and C-Car, respectively, represent and warrant to the other that (i) it has the power and authority to make, execute, deliver and perform its obligations under this Agreement and all such action has been duly authorized by all necessary proceedings on its part, and (ii) this Agreement has been duly and validly executed and delivered by it and constitutes the valid and legally binding obligations of it, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     13. ACCESS. C-Car shall permit the Seller and the Company, and their respective representatives to have full access to, and to examine, at all reasonable times and places, and in a manner so as not to interfere with the normal business operations of the Dealerships, the books, records, properties, assets, and operations of the Dealership.

     14.  GENERAL PROVISIONS.

     (a)  ENTIRE AGREEMENT.   This Agreement contains and constitutes the entire
          agreement between the parties regarding the subject matter hereof and supersedes all prior agreements and understandings between the parties relating to the subject matter of this Agreement. Other than as referenced herein, there are no agreements, understandings, restrictions, warranties or representations between the parties relating to the subject matter hereof other than those set forth in this Agreement. This Agreement is not intended to have any legal effect whatsoever, or to be a legally binding agreement, or any evidence thereof, until it has been signed by Seller, the Company, and the Purchaser.

     (b)  FURTHER ACTIONS.   From time to time, as and when requested by any
          parties hereto, the other parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further

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          or other actions as such other parties may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

     (c)  AMENDMENT.   This Agreement may not be amended, modified, or
          terminated except by an instrument in writing signed by all parties to this Agreement.

     (d)  CONSTRUCTION.   All pronouns and any variations thereof shall be
          deemed to refer to the masculine, feminine or neuter gender thereof or to the plurals of each, as the identity of the person or persons or the context may require. The descriptive headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision contained in this Agreement.

     (e)  INVALIDITY.   If any provision contained in this Agreement shall for
          any reason be held to be invalid, illegal, void or unenforceable in any respect, such provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to such invalid, illegal, void or unenforceable provision while still remaining valid and enforceable; and the remaining terms or provisions contained herein shall not be affected thereby.

     (f)  BINDING EFFECT AND ASSIGNMENT.   This Agreement shall be binding upon
          and shall inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and permitted
          assigns.   Neither the Company or C-Car may assign its rights or
          obligations under this Agreement without the written consent of the other party. Any assignment in violation of this Agreement shall be void.

     (g)  ATTORNEYS' FEES.   In the event any party instigates litigation to
          enforce or protect its rights under this Agreement, the party prevailing in any such litigation shall be entitled, in addition to all other relief, to reasonable attorneys' fees, out-of-pocket costs and disbursements relating to such litigation.

     (h)  NOTICES.   All notices and other communications hereunder shall be (i)
          in writing, dated with the current date of such notice, and signed by the party giving such notice, and (ii) mailed, postpaid, registered or certified, return receipt requested, addressed to the party to be notified, or delivered by personal delivery or by overnight courier. Notice shall be deemed given when received by the party to be notified or when the party to be notified refuses to accept delivery of the notice. The initial addresses of the parties shall be as follows:

               IF TO C-CAR:

                    Cross-Continent Auto Retailers, Inc.
                    1201 S. Taylor

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                    P.O. Box 750
                    Amarillo, Texas 79105-0750
                    Attention:  Robert W. Hall
                    (806) 374-8653

               IF TO SELLER OR THE COMPANY:

                    James J. Chaisson, Sr.
                    40 Innisbrook
                    Las Vegas, Nevada 89113

               with a copy to:

                    Jones, Jones, Close & Brown, Chartered
                    3773 Howard Hughes Parkway, 3rd Floor South
                    Las Vegas, Nevada 89109
                    Attention: Douglas G. Crosby, Esq.

               The parties hereto shall have the right from time to time to change their respective addresses by not less than ten (10) days prior written notice to the other parties.

     (i)  WAIVER.   No waiver of any breach or default hereunder shall be
          considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     (j) GOVERNING LAW. This Agreement shall be construed, enforced, and governed in accordance with the laws of the State of Nevada.

     (k) MEDIATION AND VENUE. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules before resorting to arbitration, litigation, or some other dispute resolution procedure. The jurisdiction and venue for any proceeding, whether by mediation, arbitration, litigation or other dispute resolution procedure, shall be Clark County, Nevada.

     (l) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

     (m) INSURANCE POLICIES. The Company shall, as soon as is practicable, cause its insurance policies to be modified to name C-Car as an additional insured during the

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          term of this Agreement and provide C-Car with evidence of having done so.

     IN WITNESS WHEREOF, the parties have executed this Management Agreement as of the date first written above.

     C-CAR:                   CROSS-CONTINENT AUTO RETAILERS, INC.,
                              a Delaware corporation

                              By:
                                  ----------------------------------------
                                  Bill Gilliland, Chairman and Chief
                                  Executive Officer

     SELLER:                  THE CHAISSON FAMILY TRUST R-501

                              By:
                                  ----------------------------------------
                                  James J. Chaisson, Sr., Trustee

     COMPANY:                 JRJ INVESTMENTS, INC., a Nevada corporation

                              By:
                                  ----------------------------------------
                                  James J. Chaisson, Sr., President












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